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                                                                   Exhibit 10.75

                            PAYMENT OF FEES AGREEMENT

                  THIS ASSIGNMENT is made as of August 27, 1998 by Crown NorthCorp EURO A/S ("Crown Euro") and Harbert Management Corporation ("Harbert").


                                   BACKGROUND:

1. Crown NorthCorp, Inc. ("Crown"), the parent of Crown EURO, and Harbert have agreed pursuant to a certain letter agreement dated July 17, 1998, for Harbert and MarRay Investment, LLC ("MarRay"), to form and contribute the U.S. dollar equivalent of approximately 115,648,804 Swedish kroner ("SK") to the capital of HMR Sweden, LLC, a Delaware limited liability company ("HMRS"), enabling HMRS to acquire an interest in Telereit Holding AB, pursuant to a certain Shareholders' Agreement referenced in the Asset Management Agreement (the formation and contribution to capital caused by Harbert and MarRay is hereinafter referred to as the "MarRay Investment"). Crown has agreed to contribute, or cause an affiliate to contribute, the U.S. dollar equivalent of approximately SK19,187,157 to the capital of HMRS.

2. In consideration of the MarRay Investment, Crown has agreed to enter into appropriate documentation causing Harbert or its designee to be paid an amount equivalent to a certain percentage of certain fees received by Catella/Crown NorthCorp Joint Venture AB (the "Asset Manager") under a certain Asset Management Agreement made the 21st day of July, 1998, between Telereit Holding AB and the Asset Manager (the "Asset Management Agreement").

3.   Crown EURO is a member of the Asset Manager.

4. This Agreement is the documentation causing such payment of fees to Harbert or its designee.


                             STATEMENT OF AGREEMENT:


1. AMOUNT. Crown EURO shall pay, as provided in ss.2, to Harbert (or any other person designated by notice of Harbert to Crown EURO) an amount equal to the following percentage of the following fees received by the Asset Manager pursuant to the Asset Management Agreement during the term of this Agreement (the "Assigned Fees"):

         (a) Until the effective date of the Management Fee (referred to herein as the "Renegotiated Management Fee") to be negotiated by the parties as contemplated by second sentence of section
                  8.2 of the Asset Management Agreement, an amount equal to 12.5% of the Management Fee received by the Asset Manager pursuant to the first sentence of section 8.2 of the Asset Management Agreement. Crown EURO and Harbert understand and agree that, during this initial period, the Asset Management Agreement is a "cost plus" contract and that the payment set forth in this subsection ((a)) shall be net of all direct costs and expenses of Crown EURO and the Asset Manager.

         (b) Upon and after the effective date of the Renegotiated Management Fee, an amount equal to the excess of (i) 12.5% of the Management Fee received by the Asset Manager pursuant to section 8.2 of the Asset Management Agreement over (ii) 12.5% of the direct costs and expenses of the Asset Manager and Crown EURO (A) in performing the




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                  services under the Asset Management Agreement for which the
                  Management Fee is compensation, and (B) in collecting the Management Fee (including any court cost and attorney fees).

         (c) An amount equal to the excess of (i) 12.5% of the Disposition Fee received by the Asset Manager pursuant to section 8.3 of the Asset Management Agreement over (ii) 12.5% of the direct costs and expenses of the Asset Manager and Crown EURO (A) in performing the services under the Asset Management Agreement for which the Disposition Fee is compensation and (B) in collecting the Disposition Fee (including any court cost and attorney fees).

         (d) An amount equal to the excess of (i) 37.5% of the Promote Fee received by the Asset Manager pursuant section 8.4 of the Asset Management Agreement over (ii) 37.5% of the direct costs and expenses of the Asset Manager and Crown EURO in collecting the Promote Fee (including any court costs and attorney fees).

         (e) An amount equal to the excess of (i) the sum of (A) 12.5% of the termination fee received by the Asset Manager pursuant to section 13.2(a) of the Asset Management Agreement and (B) 37.5% of the Promote Fee received by the Asset Manager pursuant to section 13.2(c) of the Asset Management Agreement over (ii) the sum of (A) 12.5% of the direct costs and expenses of the Asset Manager and Crown EURO in collecting the termination fee (including any court costs and attorney fees) and (B) 37.5% of the direct costs and expenses of the Asset Manager and Crown EURO in collecting the Promote Fee (including any court costs and attorney fees).

         Crown EURO covenants and agrees not to amend, modify, or waive any provision of the Asset Management Agreement which relates to any of the Assigned Fees payable thereunder except for negotiating, finalizing, and effecting the Renegotiated Management Fee.

2. PAYMENT. Payment of any amount due under ss.1 shall be due and payable by Crown EURO within 30 calendar days after receipt by the Asset Manager of the Assigned Fee giving rise to such payment under ss.1. Payment shall be to the order of Harbert or it designee in the same currency as the Assigned Fee is received by the Asset Manager.

3. DIRECT COSTS AND EXPENSES. For purpose of determining the amounts due under ss.1, direct costs and expenses shall mean those expenses properly reportable by the Asset Manager and Crown EURO as a direct cost or expense consistent with the provisions of the operations under the Asset Management Agreement with respect to the preparation of statements of its income and expenses for the period in which the applicable Assigned Fee is received.

4. TERM. The term of this Agreement shall be for the period commencing July 17, 1998, and ending on the earliest of:

         (a)      Termination of the Asset Management Agreement;

         (b) Cessation of Crown EURO's interest, directly or indirectly through any affiliate, in the Asset Manager or any other event resulting in Crown EURO and its affiliates having no interest in, or right to receive payment of, any of the Assigned Fees; or

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         (c)      Closing of the purchase of all right, title, and interest of the Harbert Parties in and to HMRS within the meaning and as provided by a certain Purchase Option Agreement made contemporaneously with this Agreement.

         Notwithstanding ss.4((b)), Crown EURO shall not, without Harbert's consent, engage, or permit any affiliate of it to engage voluntarily in any sale or other disposition of Crown EURO's interest, directly or indirectly, in the Asset Manager or in any of the Assigned Fees to a party that is not controlled by, under common control with or controlling Crown EURO.

5.       MISCELLANEOUS.

         (a) AMENDMENT/WAIVER. No amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless in writing signed by that party.

         (b) HEADINGS. The captions or headings in this Agreement are not part of the context of this Agreement, are only labels to assist in the locating and reading of portions of this Agreement, and in no way define, limit, or describe the scope or intent of any of the provisions of this Agreement.

         (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

         (d) SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any jurisdiction for any reason, such invalidity, illegality, or unenforceability shall not affect the remainder of this Agreement, and the remainder of this Agreement shall be construed and enforced as if such invalid, illegal, or unenforceable portion were not contained herein.

         (e) NOTICE. Any notice to be given to a party hereunder shall be given by United States certified mail or by personal delivery, with return receipt by the addressee requested, and addressed to such party at the address designated below or at any other address most recently designated by that party for this purpose:

                  (1)      To Crown EURO:
                           c/o Crown NorthCorp, Inc.
                           1251 Dublin Road
                           Columbus, Ohio 43215
                           Attention:  Stephen W. Brown, Esq.

                  (2)      To Harbert:
                           Harbert Management Corporation
                           One Riverchase Parkway South
                           Birmingham, Alabama  35244
                           Attention:  Michael D. Luce


                  Any notice shall be deemed given upon the date of receipt stated in the returned receipt or, if the address most recently specified by the addressee as provided above is not a valid address, the date of a returned receipt or other certification of the United States



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                  post office for such address certifying that the same is not a valid mailing address and that no forwarding address is known to such post office.


         (f) SUCCESSORS. This Agreement shall inure to the benefit of, and be binding upon, each party and that party's respective successors and assigns.

         (g) COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes any prior understanding or agreements between them respecting any matter covered by this Agreement.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Ohio, United States of America.



Crown NorthCorp EURO A/S                    Harbert Management Corporation


By:    /s/      Stephen W. Brown            By:    /s/      Michael D. Luce
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Its:   Authorized Signatory                 Its:   EVP and CFO
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